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                                                               EXHIBIT (a)(1)(D)

               NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT

If you previously elected to reject RCN Corporation's offer to exchange options (the "Offer"), and you would like to change your election and accept this Offer, you must sign this Notice and return it to RCN's exchange agent, Mellon Investor Services LLC (the "Exchange Agent"), P.O. Box 3301, South Hackensack, NJ 07606,
Attention: Reorganization Department, before 11:59 P.M., Eastern Standard Time, on October 23, 2001, unless the Offer is extended. If you are sending the Notice via overnight mail to the Exchange Agent, you should send it to 85 Challenger Road -- Mail Drop -- Reorg., Ridgefield Park, NJ 07660, Attention:
Reorganization Department. If you have questions, please contact the Exchange Agent at 888-232-7873.

                            ------------------------

To RCN Corporation:

     I previously received a copy of the Offer to Exchange (dated September 25, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to reject RCN's Offer. I now wish to change that election and accept your Offer with respect to the following option grants:

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                                                   OPTIONS CURRENTLY    # OF NEW OPTIONS TO BE
      GRANT DATE             STRIKE PRICE             OUTSTANDING        GRANTED IF EXCHANGED
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

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-----------------------------------------------------------------------------------------------

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

     I understand that by signing this Notice and delivering it to the Exchange Agent at the above address, I will be able to withdraw my rejection of the Offer and accept the Offer instead. I have read, understand and agree to all of the terms and conditions of the Offer.

     I understand that in order to accept the Offer, I must sign and deliver this Notice to the Exchange Agent before 11:59 P.M., Eastern Standard Time, on October 23, 2001, or if RCN extends the deadline to exchange options, before the extended expiration of the Offer.

     I further understand that RCN will not accept any conditional or partial returns of options. I have completed and signed the following exactly as my name appears on my original election form.

I accept the Offer.

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Signature

Date:
------------------------ , 2001

Name:

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(PLEASE PRINT)